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                                                                    Exhibit 99.2

                                    RELEASE

      THIS RELEASE is made and entered into as of the date set forth at the end hereof, by and between the undersigned Incredible Universe ("Creditor") and Smart Games Interactive, Inc. (f/n/a Sports Sciences, Inc. "SGI").

      WHEREAS, SGI desires to settle and resolve all disputes with and claims of Creditor against SGI in accordance with the terms and conditions set forth herein; and

      WHEREAS, Creditor desires to settle and resolve all of its disputes with and claims against SGI in accordance with the terms and conditions herein.

      NOW, THEREFORE, for and in consideration of the foregoing and the promises, agreements, and covenants set forth in this Release, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows;

      1. Upon SGI's receipt of Creditor's executed counterpart of this Release, SGI shall pay to Creditor six hundred and forty dollars ($640.00).

      2. Creditor, for itself, its successors and assigns, and for any person or entity claiming through, under or by reason of their relationship with Creditor (Creditor and all such entities and individuals are collectively referred to as "Releasors"), does hereby unconditionally release, compromise, and fully, finally, completely and forever discharge SGI, its parent, subsidiaries, divisions, shareholders, affiliates, agents, representatives, servants, employees, officers directors, insurers, attorneys, successor and assigns, in their corporate and individual capacities (collectively, "Releasors", of and from any and all claims, demands, actions, causes of action, suits, costs, damages, losses, payments, penalties, liabilities and/or obligations of any kind or nature whatsoever, whether now known or not known or hereafter discovered (collectively, "Claims"), which the Releasors have or may have against any or all of the Releasees, from the beginning of time to the date hereof, including those relating to Creditor's sale of goods or services to SGI.

      3. This Release shall be binding upon and shall inure to the benefit of the Parties, the Releasors and the Releases.

      4. The parties to this Release agree to keep the terms of the Release strictly confidential and not to discuss, disclose or cause to be disclosed, the terms of this Release, other than to the parties hereto and their respective legal counsel, accountants, and other business advisors who agree to observe the provisions of this Paragraph 4.

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      5. Creditor represents and warrants that it has not assigned or transferred to any person, firm or entity any of the Claims being released hereby.

      6. This release has been entered into in compromise of disputed claims, without any admission or acknowledgement of liability on the part of any party.

      7. This Release constitutes the entire agreement between the parties with respect to the subject matter herein, and all prior agreements, whether written or oral, and all prior discussions between the parties, are merged herein. This Release may only be changed in writing signed by an authorized representative of each party.

      8. It is agreed by the parties to this Release that it may be executed in counterparts, each of which shall be deemed an original, regardless of the date of its execution and delivery. All such counterparts to the other shall constitute one and the same document.

      9. This Release shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Ohio, without regard to conflict or choice of laws, rules or principals.

     10. The undersigned hereby warrant and represent that they have full authority to execute and perform this Release on behalf of the entities for which they have signed.


                                                  CREDITOR:

                                                  ______________________________
                                                  (Name of Creditor)

         Date:___________________                 By:___________________________

                                                  Smart Games Interactive, Inc.

         Date:___________________                 By:___________________________